UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2022

SP PLUS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50796	16-1171179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Randolph Street, Suite 7700, Chicago, Illinois 60601‑7702

(Address of Principal Executive Offices)  (Zip Code)

(312) 274-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SP	The Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Fifth Amendment to Credit Agreement

On April 21, 2022 (the “Fifth Amendment Effective Date”), SP Plus Corporation, a Delaware corporation (the “Company”), entered into a fifth amendment (the “Fifth Amendment”) to the Company’s credit agreement (as amended prior to the Fifth Amendment Effective Date, the “Credit Agreement”; the Credit Agreement, as amended by the Fifth Amendment, the “Amended Credit Agreement”) with Bank of America, N.A. (“Bank of America”), as Administrative Agent, swing-line lender and a letter of credit issuer; certain subsidiaries of the Company, as guarantors; and the lenders party thereto (the “Lenders”), pursuant to which the Lenders have made available to the Company a senior secured credit facility (the “Senior Credit Facility”). Prior to the Fifth Amendment Effective Date and pursuant to the fourth amendment (the “Fourth Amendment”) to the Company’s credit agreement, which was entered into on February 16, 2021, the Senior Credit Facility permitted aggregate borrowings of $550.0 million consisting of (i) a revolving credit facility of up to $325.0 million at any time outstanding, which included a letter of credit facility that was limited to $100.0 million at any time outstanding, and (ii) a term loan facility of $225.0 million (the entire principal amount of which the Company drew on November 30, 2018). Among other things, the Fifth Amendment extended the maturity date of the Senior Credit Facility to April 21, 2027 and increased the aggregate commitments under the revolving credit facility by $75.0 million to $400.0 million. Prior to the Fifth Amendment Effective Date, the outstanding principal balance under the term loan facility was $182.8 million. Pursuant to the terms of the Fifth Amendment, the Company received an additional advance under the term loan facility in an aggregate principal amount of $17.2 million so that as of the Fifth Amendment Effective Date, the term loan facility was $200 million (the entire principal amount of which the Company drew on April 21, 2022).

In addition, the Fifth Amendment transitioned all loans under the Senior Credit Facility that bore interest at the London Interbank Offered Rate (“LIBOR”) to a forward-looking SOFR term interest rate administered by CME (“Term SOFR”). As of the Fifth Amendment Effective Date, borrowings under the Senior Credit Facility bear interest, at the Company’s option, at the applicable margin plus (i) Term SOFR plus a credit spread adjustment, subject to a “floor” on Term SOFR of 0.00%, or a successor rate to SOFR approved in accordance with the terms of the Amended Credit Agreement or (ii) a base rate consisting of the highest of (x) the federal funds rate plus 0.5%, (y) the Bank of America prime rate and (z) a daily rate equal to Term SOFR for an interest period of one-month plus 1.0%. The applicable margin is based on the Company’s ratio of consolidated total debt (net of up to $30.0 million in unrestricted cash and cash equivalents) to EBITDA for the 12-month period ending as of the last day of the immediately preceding fiscal quarter (the “Consolidated Leverage Ratio”), determined in accordance with the applicable pricing levels set forth in the Credit Agreement. The Fourth Amendment provided that until the compliance certificate for June 30, 2022 was delivered, the applicable margin for all loans under the Senior Credit Facility would be 2.75% for LIBOR loans and 1.75% for Base Rate Loans. The Fifth Amendment eliminated these fixed applicable margin rates.

In addition, the Fifth Amendment eliminated the requirement that the Company repay its revolving loans at any time cash on hand exceeded $40.0 million for a period of three consecutive business days. The Fifth Amendment also eliminated restrictions on certain Investments, Permitted Acquisitions, Restricted Payments and Prepayments of Subordinated Debt (each as defined in the Amended Credit Agreement) that were imposed by the Fourth Amendment.

Prior to the Fifth Amendment Effective Date, the maximum Consolidated Leverage Ratio was 5.25:1.0 for the fiscal quarter ending September 30, 2021, with certain step-ups and step-downs described in the Credit Agreement, including a step down to a maximum Consolidated Leverage Ratio of 4.00:1.00 for the fiscal quarter ending December 31, 2023 and each fiscal quarter ending thereafter. The Fifth Amendment amended the Consolidated Leverage Ratio covenant to provide that the maximum Consolidated Leverage Ratio will be 4.50:1.0 for the fiscal quarters ending March 31, 2022, June 30, 2022 and September 30, 2022, 4.25:1.0 for the fiscal quarters ending December 31, 2022, March 31, 2023, June 30, 2023 and September 30, 2023, and 4.00:1.00 for the fiscal quarter ending December 31, 2023 and each fiscal quarter ending thereafter. In addition, the Fifth Amendment added a covenant holiday option to the Consolidated Leverage Ratio covenant, which allows the Company to elect to raise the maximum Consolidated Leverage Ratio up to 4.50:1.0 for a fiscal quarter in which an acquisition involving consideration in excess of $50.0 million would be consummated, subject to the conditions in the Amended Credit Agreement.

Prior to the Fifth Amendment Effective Date, the Company was required to maintain a minimum consolidated interest coverage ratio of not less than 1.60:1.0 for the fiscal quarter ending March 31, 2021, with certain step-ups and step-downs described in the Credit Agreement, including a step up to a minimum consolidated interest coverage ratio of not less than 3.50:1.0 for the fiscal quarter ending June 30, 2022 and thereafter. The Amended Credit Agreement provides that the Company shall maintain a minimum consolidated interest coverage ratio of 3.5:1.0 for the fiscal quarter ending March 31, 2022 and each fiscal quarter thereafter.

The forgoing description of the Fifth Amendment is not complete and is qualified in its entirety by reference to the full text of the Fifth Amendment, a copy of which is filed as Exhibit 10.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Fifth Amendment to Credit Agreement, dated as of April 21, 2022, by and among the Company, as the borrower; certain subsidiaries of the Company, as guarantors; the lenders party thereto; Bank of America, N.A., as administrative agent, Swingline Lender and a letter of credit issuer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SP PLUS CORPORATION

Date: April 26, 2022	By:	/s/ KRISTOPHER H. ROY
Kristopher H. Roy
Chief Financial Officer